UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2008

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 North Brand, Glendale, California	91203
(Address of Principal Executive Offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

IHOP Corp.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             OTHER EVENTS

On July 1, 2008, the Registrant issued a press release announcing the successful completion of the sale of 26 company-operated Applebee’s restaurants in Southern California to Apple American Group LLC.  The sale of Applebee’s Southern California market generated approximately $27 million in after-tax cash proceeds, which will be dedicated toward reducing the Company’s $350 million consolidated funded debt obligation.

The Registrant also announced that it has secured an extension on the payment date of $350 million of its consolidated funded debt obligation, previously due on June 30, 2008, to August 31, 2008.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(d)                           Exhibits.

Exhibit No.	Description
99.1	Press release of Registrant, dated July 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2008	DINEEQUITY, INC.

	By:	/s/ Thomas G. Conforti
Name: Thomas G. Conforti
Title: Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Registrant, dated July 1, 2008